Exhibit 1.1
3,000,000 Shares1
Franklin Bank Corp.
Series A Non-Cumulative Perpetual Preferred Stock
EQUITY UNDERWRITING AGREEMENT
RBC Dain Rauscher Inc.
Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, MN 55402-4422
Ladies and Gentlemen:
     Franklin Bank Corp., a Delaware corporation (the “Company”), proposes to sell to you, as underwriter (the “Underwriter”), an aggregate of 3,000,000 shares (the “Firm Shares”) of the Company’s Series A Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”), having the terms described in the Prospectus (as hereinafter defined). The Company also proposes to sell at the Underwriter’s option an aggregate of up to 450,000 additional shares of the Company’s Preferred Stock (the “Option Shares”) as set forth below.
     As the Underwriter, you have advised and do hereby advise the Company (a) that you are authorized to enter into this Agreement, and (b) that you are willing to purchase the Firm Shares, plus the Option Shares if you elect to exercise the over-allotment option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Company.
          The Company represents and warrants to the Underwriter as follows:
          (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-133417), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the exhibits thereto, and the financial statements, schedules and other documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder

[1]	Plus an option to purchase up to 450,000 additional shares to cover over-allotments.

(the “Securities Act Rules”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company to register additional shares of Preferred Stock pursuant to Rule 462(b) under the Securities Act is called a “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any Rule 462(b) Registration Statement the term “Registration Statement” shall include any Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Company’s preliminary prospectus included in the Registration Statement before it became effective under the Securities Act (each a “Preliminary Prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
          (b) The Registration Statement has been declared effective by the Commission under the Securities Act. To the Company’s knowledge, the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          Each Preliminary Prospectus and the Prospectus when filed with the Commission complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied (and in the case of any post-effective amendment, will comply) in all material respects with the Securities Act and did not (and in the case of any post-effective amendment, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended and supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.
          The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Rules”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Rules and the Exchange Act Rules of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (c) The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act, if any, identified in Schedule I hereto (each, an “Issuer Free Writing Prospectus”), and (iii) any other free writing prospectus as defined in Rule 405 under the Securities Act identified in Schedule II hereto. As of [          ] p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 13 hereof.

          (d) (i) At the time of filing the Registration Statement, and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
          (e) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 13 hereof.
          (f) The Company has delivered, or will deliver on the Closing Date, to the Underwriter two complete manually signed copies of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.
          (g) The Company has not distributed and will not distribute, prior to the later of the Closing Date or any Option Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter, or the Registration Statement.
          (h) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium or similar laws and judicial decisions affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Company, as listed in Schedule III hereto (collectively, the “Subsidiaries”), has been duly formed or incorporated, as the case may be, and is validly existing as a corporation (or limited liability company, business trust or State savings bank, as applicable) in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with all requisite power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business as a foreign corporation and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, other than trust preferred securities, are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
          (j) The Company and the Subsidiaries are in compliance with all applicable Federal, State and local laws, statutes, rules, regulations, orders, decrees and judgments (including, without limitation, all regulations and orders of, or agreements with, the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (the “FDIC”), Texas Department of Savings and Mortgage Lending (“TDSML”), the Federal Housing Finance Board, the Home Owner’s Loan Act, as amended (“HOLA”), the Texas Savings Bank Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and any applicable state law precluding the denial of credit due to the neighborhood in which a property is situated, the Home Mortgage Disclosure Act, the Truth-in-Lending Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act of 2003, the Real Estate Settlement Procedures Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Truth-in-Savings Act, all other applicable fair lending laws or other laws relating to discrimination or consumer protection, the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal Housing Administration (the “FHA”), the Federal National Mortgage Association (the “FNMA”), the United States Department of Housing and Urban Development (“HUD”), the U.S. Department of Agriculture as Rural Housing and Community Development Approved Center (the “USDA”), the United States Department of Veterans Affairs (the “VA”), the Bank Secrecy Act, the Gramm-Leach-Bliley Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and the U.S.A. Patriot Act of 2001, and neither the Company nor any of its Subsidiaries has received any written communication from any governmental authority asserting that the Company or any of its Subsidiaries is not in compliance with any such laws, rules, regulations, orders, decrees and judgments, which assertion has not been rescinded, or which non-compliance has not been cured or resolved, in all material respects, except in each case for such non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          (k) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency (including, without limitation, approvals by or filings with the FDIC, the OTS or the TDSML) is required by the Company in connection with the Company’s execution and delivery of this Agreement, its consummation of the transactions contemplated hereby, and its sale and delivery of the Shares, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Date, under the Securities Act, the Exchange Act or the General Corporation Law of Delaware, (B) such as have been obtained or made, or will have been obtained or made at the Closing Date in connection with the listing of the Shares on the American Stock Exchange, and (C) such as have been obtained or made, or will have been obtained or made at the Closing Date based on the “Blue Sky” survey prepared by counsel for the Underwriter, in connection with any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter.
          (l) The Company is duly registered as a Savings and Loan Holding Company under HOLA. Franklin Bank S.S.B. (the “Bank”) is a Texas State Savings Bank and a member in good standing of the Federal Home Loan Bank of Dallas. The deposits held by the Bank are insured by the FDIC up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. For purposes of this Agreement, “knowledge of the Company” or words of similar import mean knowledge, after reasonable investigation, of Anthony J. Nocella, the Company’s President and Chief Executive Officer, Glenn Mealey, the Bank’s Managing Director — Administration, and Russell McCann, the Company’s Chief Financial Officer and Treasurer and the Bank’s Chief Financial Officer.
          (m) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding, supervisory letter or similar arrangement (other than those of general applicability) with any applicable governmental authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries has been advised in writing by any such governmental authority (nor does the Company have knowledge) that such governmental authority is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, supervisory letter or similar arrangement.
          (n) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable and will conform to the description of the Preferred Stock contained in the Prospectus and the Disclosure Package; and no preemptive rights of Shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock.
          (o) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriter, no shares of preferred stock of the Company (other than the Shares) shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.
          (p) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.
          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepting accounting principles and (ii) that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

          (r) To the Company’s knowledge, Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Rules.
          (s) Since the date of the most recent balance sheet of the Company audited by Deloitte & Touche LLP, the Company has not been advised of (i) any significant deficiencies in the design or operation of its internal control over financial reporting that could adversely affect the ability of the Company to record, process, summarize and report financial data, (ii) any material weaknesses in its internal control over financial reporting or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company.
          (t) Since the date of the most recent balance sheet of the Company audited by Deloitte & Touche LLP, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (u) Reserved.
          (v) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act; the Company’s disclosure controls and other procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act Rules of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
          (w) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and that is not so described.
          (x) Reserved.
          (y) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the Company’s consolidated financial statements (or as described in the Prospectus or the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus or the Disclosure Package) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus or the Disclosure Package.

          (z) Reserved.
          (aa) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.
          (bb) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (as it may be amended or supplemented) there has not been any material adverse change in the Company’s consolidated financial condition or results of operations, or any development involving a prospective change which has had or would reasonably be expected to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package.
          (cc) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation or Articles of Incorporation or similar charter document (“Charter”) or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Company, or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction which would reasonably be expected to have a Material Adverse Effect.
          (dd) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary to be obtained by the Company in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (ee) Reserved.
          (ff) The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package. The Company and each of the Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit and which has had or would reasonably be expected to have a Material Adverse Effect.
          (gg) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Securities Act or the Securities Act Rules to be described in the Prospectus or the Disclosure Package and that is not so described in the Prospectus and the Disclosure Package.
          (hh) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Company’s capital stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may purchase and sell Shares on the American Stock Exchange in accordance with Regulation M under the Exchange Act.
          (ii) The Company is not, and as of the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date) and after giving effect to the offer and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
          (jj) Reserved.
          (kk) Reserved.
          (ll) The Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of its Subsidiaries or affiliates does business with the government of Cuba;

          (mm) Reserved.
          (nn) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (oo) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.
          (pp) Reserved.
          (qq) Reserved.
          (rr) Reserved.
          (ss) The Company and each of the Subsidiaries own or possess all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the businesses of the Company and the Subsidiaries as currently carried on and as described in the Registration Statement, Prospectus and the Disclosure Package, except where the failure to so own or possess would not have a Material Adverse Effect; except as stated in the Registration Statement, the Prospectus and the Disclosure Package, to the best knowledge of the Company, no name or other intellectual property of any nature whatsoever that the Company or any of the Subsidiaries uses infringes upon any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any unresolved notice alleging any such infringement, except as the Company does not reasonably expect to have a Material Adverse Effect.
          (tt) The Company has applied to list the Shares on the American Stock Exchange.
          (uu) The information contained in the Registration Statement, the Prospectus and the Disclosure Package that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.
          (vv) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.
          (ww) The Company, the Subsidiaries and the Company’s directors and officers, in their capacities as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ Stock Market promulgated thereunder.
          (xx) Reserved.
          (yy) There are no outstanding loans, extensions of credit, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus or that are not in violation of Section 402 of the Sarbanes-Oxley Act.
          (zz) Reserved.
          (aaa) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Securities Act Rules promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement.
     2. Purchase, Sale and Delivery of the Shares.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase, at a price of $            per share, all of the Firm Shares.
          (b) In addition, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at least one day before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and stating the Option Closing Date in accordance with Section 2(d). The option with respect to the

Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.
          (c) The Shares to be purchased hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. Delivery to the Underwriter of the Firm Shares, against payment of the purchase price therefor in Federal (same day) funds, shall be made by causing DTC to credit the Firm Shares to the account or accounts designated by the Underwriter at DTC. The time and date of such delivery shall be 10:00 A.M., New York City time, on the third business day after the date of this Agreement or such later time and date as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or Disclosure Package. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York City are open for business and are not permitted by law or executive order to be closed. The other documents to be delivered on the Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Locke Liddell & Sapp LLP, 600 Travis, Suite 3400, Houston, Texas 77002. The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.
          (d) Delivery to the Underwriter of the Option Shares to be purchased by the Underwriter, against payment of the purchase price therefor in Federal (same day) funds, shall be made by causing DTC to credit the Option Shares to the account or accounts designated by the Underwriter at DTC. The time and date of such delivery shall be determined by the Underwriter (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice referred to in Section 2(b), as shall be specified in such notice; provided, however, that if the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The other documents to be delivered at the Option Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Locke Liddell & Sapp LLP, 600 Travis, Suite 3400, Houston, Texas 77002. The place of closing for any Option Shares and the Option Closing Date for such Option Shares may be varied by agreement between you and the Company.
          (e) The global certificates representing the Shares to be delivered to the Underwriter shall be made available to the Underwriter at the office of DTC or its custodian for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

     3. Offering by the Underwriter.
          It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.
     4. Covenants of the Company.
          The Company covenants and agrees with the Underwriter that:
          (a) During the period beginning at the Applicable Time and ending on the later of the Closing Date, the Option Closing Date, if any, or such date as, in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.
          (b) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Preferred Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
          (c) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
          (d) The Company will comply with the Securities Act and the Securities Act Rules, and the Exchange Act, and the Exchange Act Rules of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriter of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriter during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
          (e) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (f) The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of each of the Preliminary Prospectus, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of conformed copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriter may reasonably request.
          (g) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.
          (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules and will advise you in writing when such statement has been so made available.
          (i) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements incorporated by reference into the Registration Statement and the Prospectus.
          (j) The Company covenants and agrees that it will not, directly or indirectly, offer, sell or otherwise dispose of any shares of Preferred Stock or capital stock of the Company ranking senior to or on parity with the Preferred Stock as to the payment of dividends or as to the distribution of assets upon the Company’s liquidation, dissolution or winding up (“Parity or Senior

Stock”), or other securities convertible into or exchangeable for shares of Preferred Stock or Parity or Senior Stock, for a period of 45 days after the date of this Agreement, otherwise than hereunder or with the prior written consent of the Underwriter.
          (k) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the American Stock Exchange.
          (l) The Company has caused each executive officer and director of the Company to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person has agreed not to, directly or indirectly, offer, sell or otherwise dispose of any shares of Preferred Stock or any other securities convertible into or exchangeable for shares of Preferred Stock owned by such person for a period of 30 days after the date of this Agreement, except with the prior written consent of the Underwriter (“Lockup Agreements”).
          (m) The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.
          (n) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
          (o) Reserved.
          (p) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.
     5. Costs and Expenses.
          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, any Issuer Free Writing Prospectus, the Prospectus, the Listing Application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Shares; and the Listing Fee of the American Stock Exchange.
          The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under NASD regulation) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriter, then the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to any of the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.
     6. Conditions of Obligations of the Underwriter.
          The obligation of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Securities Act Rules shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. All material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Rules shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act Rules; if the Company has elected to rely upon Rule 462(b) of the Securities Act Rules, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; no stop order suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date and the Option Closing Date, if any, which would prevent the issuance of the Shares.
          (b) For the period from and after the date of this Agreement and prior to the Closing Date and the Option Closing Date, if any, there shall not have occurred any Material Adverse Effect

          (c) The Underwriter shall have received on the Closing Date and the Option Closing Date, if any, the opinions of Bracewell & Giuliani LLP, counsel for the Company dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriter to the effect that:
                         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Company is duly registered as a Savings and Loan Holding Company under HOLA. Each of the Subsidiaries of the Company has been duly formed and is validly existing as a corporation (or limited liability company, business trust or State savings bank, as applicable) in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with all requisite power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Bank is a Texas State Savings Bank and member in good standing of the Federal Home Loan Bank of Dallas, and the deposits held by the Bank are insured by the FDIC. To the knowledge of such counsel, the Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect. The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, other than trust preferred securities, are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
                         (ii) The Shares conform as to legal matters to the description thereof contained in the Prospectus and the Disclosure Package; the Shares to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and to such counsel’s knowledge after due inquiry, no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.
                         (iii) Except as described in or contemplated by the Prospectus and the Disclosure Package, to such counsel’s knowledge after due inquiry, there are no outstanding securities of the Company convertible into or exchangeable for or evidencing the right to purchase or subscribe for any shares of Preferred Stock and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of Preferred Stock or any securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any shares of Preferred Stock; and except as described in the Prospectus and the Disclosure Package, to such counsel’s knowledge after due inquiry, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Preferred Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Preferred Stock or other securities of the Company.
                         (iv) The Registration Statement [and any 462(b) Registration Statement] have become effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;
                         (v) The Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the applicable Securities Act Rules or the Exchange Act and the applicable Exchange Act Rules, as applicable (except that such counsel need express no opinion as to the financial statements and related schedules and other financial, statistical or accounting data therein).
                         (vi) The statements under the captions “Description of the Preferred Shares” and “Material U.S. Federal Income Tax Consequences” in the Prospectus and the Disclosure Package, insofar as such statements constitute a summary of matters of law, fairly and accurately summarize such matters in all material respects.
                         (vii) To such counsel’s knowledge after due inquiry, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement, Prospectus or the Disclosure Package which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus and the Disclosure Package are fairly and accurately summarized in all material respects.
                         (viii) To such counsel’s knowledge after due inquiry, there are no material legal or governmental actions, suits, investigations or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries is a party except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.
                         (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (1) conflict with or constitute or result in any violation of the Charter or By-Laws of the Company, (2) constitute or result in any violation of any applicable provisions of the Delaware General Corporation Law, the laws of the State of Texas or federal law, or (3) result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

                         (x) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium or similar laws and judicial decisions affecting the rights of creditors generally, and subject to general principles of equity.
                         (xi) No consent, approval, order, authorization, designation, declaration or filing by the Company with any federal or Texas regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than (1) as may be required by State securities and Blue Sky laws as to which such counsel need express no opinion, and (2) except such as have been obtained or made).
                         (xii) The Company is not and will not, as a result of the consummation of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package, become or be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the relevant federal law of the United States of America, New York law, Texas law and the Delaware General Corporation Law and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction. Such counsel may note that they are not admitted to the practice of law in the State of Delaware. With respect to paragraph (ix) above, such counsel may state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.
          Such counsel may state that whenever its opinion is based on factual matters that are to its “knowledge after due inquiry” such counsel has relied to the extent such counsel deemed appropriate on certificates of officers (after discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated. Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.
          Such counsel may also state that, because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial, statistical or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Prospectus and the Disclosure Package, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Disclosure Package (except to the extent expressly set forth in paragraphs (ii) and (vii) above) and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and other financial, statistical or accounting data included in the Registration Statement, the Prospectus and the Disclosure Package, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements, schedules and other financial, statistical or accounting data contained therein were derived; and that, while certain portions of the Registration Statement have been included therein on the authority of “experts” within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement and any amendment thereto, including, without limitation, such financial statements, schedules and other financial, statistical or accounting data; that such counsel did not participate in the preparation of the documents incorporated by reference in the Prospectus.
          In addition to the matters set forth above, such opinion shall include a statement that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Company’s auditors, and representatives of the Underwriter, including counsel for the Underwriter, at which the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed, and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and representatives of the Underwriter, no facts have come to their attention that have caused them to believe that (i) the Registration Statement (except for the financial statements, schedules and related data and other financial, statistical or accounting data, or exhibits contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), at the time such Registration Statement became effective (but after giving effect to any modifications incorporated therein pursuant to Rule 430A of the Securities Act Rules) and as of the Closing Date or the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Securities Act Rules and as of the Closing Date or the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case for the financial statements, schedules and related data and other financial, statistical or accounting data, or exhibits contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment).
          Such counsel may state that its opinion is solely for the benefit of the Underwriter pursuant to Section 6(c) of the Agreement, and may not be used or relied upon by the Underwriter in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.
          (d) The Underwriter shall have received from Locke Liddell & Sapp LLP, counsel for the Underwriter, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
          (e) Reserved.
          (f) The Underwriter shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published Securities Act Rules thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Securities Act Rules; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the business day prior to the Closing Date.
          (g) The Underwriter shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, as applicable, each of them severally represents as follows:
                         (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to his knowledge, are contemplated by the Commission;
                         (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as applicable;

                         (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;
                         (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and
                         (v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there has not been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans) or increase in the long-term debt of the Company or any of the Subsidiaries.
          (h) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.
          (i) The Firm Shares and Option Shares, if any, shall have been approved for listing upon notice of issuance on the American Stock Exchange.
          (j) The Lockup Agreements described in Section 4(l) shall be in full force and effect.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Locke Liddell & Sapp LLP, counsel for the Underwriter.
          If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter.
          In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Company.
          The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) The Company agrees:
                         (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “Company information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Rules, (ii) the omission or alleged omission to state in any of the documents identified in the preceding clauses (A) and (B) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “Company information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Rules in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof, such information being listed in Section 13 below.
                         (ii) to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or such controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter or such controlling person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter or such controlling person, as the case may be, will promptly return all sums that had been advanced pursuant hereto.
          (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof, such information being listed in Section 13 below.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify in writing the person against whom such indemnity may be sought (the “indemnifying party”). No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
          It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b), which firm, in each case, shall be reasonably satisfactory to the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
          (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.
     9. Reserved.

     10. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriter, to	RBC Dain Rauscher Inc.
60 South Sixth Street, P-15
Minneapolis, Minnesota 55402
	Attention:	Jeff Kruesel Director

Fax: (612) 371-2763

if to the Company, to	Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
	Attention:	Anthony J. Nocella
President and Chief Executive Officer
Fax: (713) 952-2830
          Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by delivery shall be effective upon actual receipt. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.
     11. Termination.
          This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred:
          (a) any of the conditions specified in Section 6 hereof shall not have been satisfied when and as required by this Agreement;
          (b) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the absolute discretion of the Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; or
          (c) (i) suspension of trading in securities generally on the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such Exchange, (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (iii) declaration of a banking moratorium by United States or New York State authorities, (iv) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (v) the suspension of trading of the Company’s common stock by The NASDAQ Stock Market, the Commission, or any other governmental authority or, (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a Material Adverse Effect on the securities markets in the United States.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Company and the Underwriter and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to and to the extent provided herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by Underwriter.
          The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the information contained in the third paragraph and under the heading “Stabilization” under the caption “Underwriting” in the Prospectus.
     14. Research Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

     15. No fiduciary duty
          Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that:
          (a) nothing herein shall create a fiduciary or agency relationship between the Company and the Underwriter;
          (b) the Underwriter is not acting as an advisor, expert or otherwise, to the Company in connection with this offering, the sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;
          (c) the relationship between the Company and the Underwriter is entirely and solely commercial, based on arms-length negotiations;
          (d) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and
          (e) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriter for the Shares and the Underwriter has no obligation to disclose, or account to the Company for, any of such additional financial interests.
          The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty arising in connection with this Agreement.
     16. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.
          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without application of conflicts of laws principles.
          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

          This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[remainder of page intentionally blank]

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours, Franklin Bank Corp.
By:
Anthony J. Nocella
President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.
RBC DAIN RAUSCHER INC.

By:

Name:

Title:

SCHEDULE I
Issuer Free Writing Prospectus

SCHEDULE II
Other Free Writing Prospectus
None.

SCHEDULE III
List of Subsidiaries
Franklin Bank, S.S.B.
FBC Holdings, LLC
Franklin Bank Capital Trust I
Franklin Capital Trust II
Franklin Capital Trust III
Franklin Capital Trust IV
JS&L Corporation